NOTICE OF GUARANTEED DELIVERY

                       HVIDE MARINE INCORPORATED

                         OFFER TO EXCHANGE ITS
                     83/8% SENIOR NOTES DUE 2008,
                   WHICH HAVE BEEN REGISTERED UNDER
                THE SECURITIES ACT OF 1933, AS AMENDED,
                  FOR ANY AND ALL OF ITS OUTSTANDING
                      83/8% SENIOR NOTES DUE 2008

                PURSUANT TO THE PROSPECTUS DATED , 1998

             The Exchange Agent for The Exchange Offer Is
                          The Bank of New York

By Registered or Certified Mail:               By Hand or Overnight Courier:

The Bank of New York                            The Bank of New York
101 Barclay Street, 7E                          101 Barclay Street
New York, New York  10286                       Corporate Trust Services Window
Attn:  Reorganization Section                   New York, New York  10286
                                                Attn:  Reorganization Section
                             Facsimile Transmissions:
                           (Eligible Institutions Only)

                                  (212) 571-3080
                                       Attn:

                              To Confirm by Telephone
                             or for Information Call:

                                  (212) 815-6333

         Delivery of this instrument to an address other than as set forth above or transmission of this instrument via a facsimile number other than the one listed above will not constitute a valid delivery.

         This form must be used by a holder of 83/8% Senior Notes due 2008 (the "Notes") of Hvide Marine Incorporated (the "Company") who wishes to tender Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in the "The Exchange Offer-Guaranteed Delivery Procedures" of the Prospectus, dated , 1998 (the "Prospectus"), and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery on or prior to the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

         This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature

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



guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.


LADIES AND GENTLEMEN:

         The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal. The undersigned hereby tenders the Notes listed below:




CERTIFICATE NUMBER(S) (IF KNOWN) OF NOTES OR ACCOUNT          AGGREGATE PRINCIPAL       AGGREGATE PRINCIPAL
NUMBER AT THE BOOK-ENTRY FACILITY                             AMOUNT REPRESENTED        AMOUNT TENDERED






                             Total(s)


                      PLEASE SIGN AND COMPLETE


Signatures of Registered Holder(s) or         Date:                     , 1998


Authorized Signatory:                                                  Address:



                                             Area Code and Telephone No.:

Name of Registered Holder(s):

This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Notes or on a security position listing as the owner of Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                                       Please print name(s) and address(es)

Name(s):________________________________________________________________________

--------------------------------------------------------------------------------

Capacity:_______________________________________________________________________

Address(es):____________________________________________________________________

--------------------------------------------------------------------------------





                                 GUARANTEE
                    (Not to be used for signature guarantee)

         The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Notes into the Exchange Agent's account at a Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer-Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the fifth Nasdaq National Market trading day following the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
Address:                                      Authorized Signature
                                              Name:
Telephone No.:                                Title:
                                              Date:

               INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

         1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

         2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Notes referred to herein, the signature must correspond with the name(s) written on the face of the Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Notes, the signature must correspond with the name shown on the security position listing as the owner of the Notes.

         If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

         If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

         3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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